                                                              EXHIBIT 16

May 15, 2002

Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

         We were previously the independent auditors for Acxiom Corporation (the "Company"). As of May 6, 2002, we reported on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended March 31, 2002 and 2001.
On May 15, 2002, the Company dismissed us as its independent auditors effective as of May 16, 2002.

         The Company has advised us of its intention to include the statements attached hereto as Schedule 1 as part of Item 4 of its Current Report on Form 8-K to be filed in connection with our dismissal as its independent auditors.  We agree with each of the statements in Schedule 1 and consent to the filing of this letter (including Schedule 1) as an Exhibit to the foregoing Form 8-K
Report.

                                                              Very truly yours,

                                                              /s/  Arthur Andersen LLP

                                                              Schedule 1

       During the two most recent fiscal years of the Company ending March 31, 2002, and the subsequent interim period through May
15, 2002, there were no disagreements between the Company and Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Arthur Andersen
LLP's satisfaction, would have caused Arthur Andersen LLP to make reference to the subject matter of the disagreement in connection with its reports.

        During the two most recent fiscal years of the Company ended March 31, 2002, and the subsequent interim period through May
15, 2002, there have been no, and Arthur Andersen LLP has not advised the Company of any, reportable events as defined in Item
304(a)(1)(v) of Regulation S-K.

        The accountants' reports of Arthur Andersen LLP on the consolidated financial statements of the Company as of and for the fiscal years of the Company ending March 31, 2002, and the subsequent interim period through May 15, 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles